Exhibit 99.1

FFELP LOAN PURCHASE AGREEMENT

          This FFELP Loan Purchase Agreement (the "Agreement" or the "Loan Purchase Agreement") is made and entered into as of ____ __, 20__ by and among ____________, a ____________ (the "Purchaser") acting by and through [Insert Trustee], not individually but solely as eligible lender trustee under the Purchaser Trust Agreement (the "Purchaser Trustee"), ____________, a Delaware limited liability company (the "Seller") acting by and through [Insert Trustee], not individually but solely as eligible lender trustee under the Seller Trust Agreement (the "Seller Trustee"), and ____________, a ____________ (the "Parent").

W I T N E S S E T H:

           WHEREAS, the Purchaser, by and through the Purchaser Trustee, desires to purchase from the Seller certain FFELP Loans (as defined below) to assist students in obtaining a post-secondary education, title to which will be held by the Purchaser Trustee pursuant to the Purchaser Trust Agreement, and the Seller, by and through the Seller Trustee, desires to sell such FFELP Loans to the Purchaser in accordance with the terms and conditions of this Agreement.

           WHEREAS, the Parent owns 100% of the voting and economic membership interests in the Seller and, as such, desires to make certain representations and warranties concerning the FFELP Loans and assume certain obligations regarding those representations and warranties as set forth in this Agreement.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

           Section 1.   Definitions.

          (a)   All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture of Trust, dated as of ____ __, 20__, from the Issuer and [Insert Trustee], as eligible lender trustee, to [Insert Trustee], as the trustee, and as may be further amended and supplemented from time to time.

(b) In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

           "Borrower" means the student or parent obligor under an Eligible Loan.

           "Eligible Loan" means a FFELP Loan authorized to be acquired by the Purchaser by and through the Purchaser Trustee which (i) has been or will be made to a borrower for post-secondary education; (ii) is Guaranteed; (iii) if such FFELP Loan is a subsidized Stafford loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments; if such FFELP Loan is a consolidation loan authorized under Section 428C of the Higher Education Act, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and if such FFELP Loan is a PLUS loan authorized under Section 428B of the Higher Education Act, or an unsubsidized Stafford loan authorized under Section 428H of the Higher Education Act, such FFELP Loan qualifies the holder thereof to receive Special Allowance Payments; (iv) unless the Rating Agency Condition has been satisfied, is either a consolidation loan or was originated to, or to parents on behalf of, a borrower attending a four-year college or university or enrolled in a graduate degree program; and (v) complies with each representation and warranty with respect thereto contained herein.

           "Federal Contracts" means all agreements between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans insured or guaranteed by any Guarantee Agency and federal interest subsidy payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.

           "FFELP Loans" means those specific loans acquired by the Purchaser Trustee, on behalf of the Purchaser, from the Seller pursuant to this Loan Purchase Agreement, inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof, which were originated pursuant to the Federal Family Education Loan Program and the Higher Education Act and identified in a Loan Transfer Schedule.

           "Guarantee" or "Guaranteed" means, with respect to a FFELP Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.

           "Guarantee Agency" means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a State or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Purchaser Trustee on behalf of the Purchaser.

           "Guarantee Agreement" means the Federal Contracts, an agreement between a Guarantee Agency and either the Purchaser Trustee or the Seller Trustee providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Purchaser Trustee or the Seller Trustee from time to time, and any other similar guarantee or agreement issued by a Guarantee Agency to the Purchaser or the Purchaser Trustee pertaining to Eligible Loans.

           "Guaranteed Loans" means FFELP Loans that are Guaranteed.

          "Guarantee Program" means a Guarantee Agency's student loan guaranty program pursuant to which such Guarantee Agency guarantees or insures student loans.

           "Higher Education Act" shall mean Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

           "Interest Subsidy Payments" means interest subsidy payments received from the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.

           "Loan Purchase Agreement" means this FFELP Loan Purchase Agreement including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.

           "Loan Purchase Date" means each date on which the Purchaser Trustee, on behalf of the Purchaser, purchases Eligible Loans from the Seller Trustee, on behalf of the Seller, as described in Section 2(b) hereof.

           "Loan Transfer Certificate" means the certificate substantially in the form of Exhibit A attached hereto.

         "Loan Transfer Schedule" means a written schedule on a form provided by the Purchaser or its servicing agent identifying the borrower identification number and loan number on an Eligible Loan and attached as Annex I to the Loan Transfer Certificate.

           ["Parent" has the meaning set forth in the recitals to this Agreement.]

           "Purchaser" has the meaning set forth in the recitals to this Agreement.

           "Purchaser Trust Agreement" means the eligible lender trust agreement between the Purchaser Trustee and the Purchaser, which may be incorporated as a part of an indenture or other financing agreement to which the Purchaser is subject.

          "Purchaser Trustee" has the meaning set forth in the recitals to this Agreement.

           "Rating Agency Condition" means, with respect to any action, that each of the Rating Agencies shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the Notes.

         "Secretary of Education" means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

           "Seller" has the meaning set forth in the recitals to this Agreement.

           "Seller Trust Agreement" means the eligible lender trust agreement between the Seller Trustee and the Seller, which may be incorporated as a part of an indenture or other financing agreement to which the Seller is subject.

           "Seller Trustee" has the meaning set forth in the recitals to this Agreement.

         "Special Allowance Payments" means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.

           Section 2.   Purchase of FFELP Loans.

           (a)   Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Seller, acting by and through the Seller Trustee, agrees to sell to the Purchaser Trustee, acting on behalf of the Purchaser, and the Purchaser, acting by and through the Purchaser Trustee under the Purchaser Trust Agreement on behalf of the Purchaser, agrees to buy from the Seller, a portfolio of FFELP Loans which are Eligible Loans in the aggregate unpaid principal amount as set forth in the Loan Transfer Certificate in the form set forth in Exhibit A. Additional portfolios of FFELP Loans may be purchased from the Seller hereunder by the Purchaser by and through the Purchaser Trustee from time to time in the future, if the parties hereto execute and deliver a subsequent Loan Transfer Certificate for each such purchase of a portfolio in the form set forth in Exhibit A, reflecting the aggregate unpaid principal balance of Eligible Loans contained in such portfolio and the Loan Purchase Date, and if the Seller executes and delivers to the Purchaser all documents required under Section 4 hereof as of the applicable Loan Purchase Date. Any subsequent purchase of an additional portfolio of FFELP Loans shall be governed in all respects by this Loan Purchase Agreement together with the Loan Transfer Certificate pertaining to such portfolio. The Seller shall deliver a Loan Transfer Schedule to the Purchaser, not less than one business day prior to the applicable Loan Purchase Date. Consummation of the sale of each FFELP Loan shall require execution and delivery to the Purchaser of a Loan Transfer Certificate in the form of Exhibit A hereof (and delivery of the documents described in Section 8 of Exhibit A). It is the intention of the parties to this Loan Purchase Agreement that the transfer from the Seller to the Purchaser Trustee on behalf of the Purchaser constitutes a true sale of the FFELP Loans hereunder and that neither the interest in nor title to the FFELP Loans shall become or be deemed property of the Seller for any purpose under applicable law.

           (b)   Delivery and payment for the FFELP Loans shall take place at a location and on a date (the "Loan Purchase Date") to be specified by the Purchaser. The applicable Loan Purchase Date shall not be later than the date set forth in the Loan Transfer Certificate pertaining to such FFELP Loans.

           (c)   Subject to the terms and conditions of this Loan Purchase Agreement, the Purchaser agrees to purchase the FFELP Loans by and through the Purchaser Trustee at a price determined pursuant to the Loan Transfer Certificate as set forth in Exhibit A. The Seller shall continue due diligence servicing in compliance with the Higher Education Act, at Seller's cost, up to the applicable Loan Purchase Date; thereafter, servicing shall be paid for by, and shall be the responsibility of, the Purchaser.

           (d)   If the Seller originates or purchases a FFELP Loan which is a consolidation loan under Section 428C of the Higher Education Act, and the proceeds of such consolidation loan are used to repay the principal and interest due on a FFELP Loan sold by the Seller to the Purchaser hereunder, then the Seller shall rebate the unamortized premiums paid by the Purchaser to the Seller in connection with the purchase of said FFELP Loan.

           Section 3.   Representations, Warranties, Covenants and Agreements of the Seller and the Parent.

           (a)   With respect to FFELP Loans sold on a Loan Purchase Date, each of the Seller and the Parent hereby makes the representations and warranties set forth in Exhibit B as of such Loan Purchase Date. Each representation, warranty, certification, covenant and agreement contained in this Loan Purchase Agreement shall survive the applicable Loan Purchase Date.

           (b)   The Seller shall not organize under the law of any jurisdiction other than the State under which it is organized as of the initial Loan Purchase Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Purchaser. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser's interests in the FFELP Loans.

           Section 4.   Conditions of Purchase. The Purchaser's obligation to purchase and pay for the FFELP Loans hereunder by and through the Purchaser Trustee as of any applicable Loan Purchase Date shall be subject to each of the following conditions precedent:

(a) All representations, warranties and statements by or on behalf of the Seller contained in this Loan Purchase Agreement shall be true on the applicable Loan Purchase Date.

           (b)   Any notification to or approval by the Secretary of Education or a Guarantee Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Purchaser.

           (c)   The entire interest of the Seller and the Seller Trustee in each FFELP Loan shall have been duly assigned by endorsement in the form set forth in Exhibit A, such endorsement to be without recourse except as provided in Section 6 hereof.

           (d)   Physical custody and possession of the FFELP Loans (including all information and documentation which is described in Section 8 of Exhibit A hereof) shall be transferred in the manner directed by the Purchaser.

           (e)   Delivery by the Seller to the Purchaser on or before the applicable Loan Purchase Date of the following documentation: a fully executed and completed Loan Transfer Certificate in the form of Exhibit A hereto with respect to FFELP Loans referred to in Annex I of Exhibit A; a Loan Transfer Schedule as required in Section 2(a) hereof; and of UCC-1 Financing Statements evidencing the transfer from the Seller and the Seller Trustee to the Purchaser Trustee on behalf of the Purchaser.

           (f)   Adequate funds are available to the Purchaser from an indenture or other financing agreement relating to the Purchaser's bonds and/or notes which will finance the purchase of FFELP Loans under this Loan Purchase Agreement.

           Section 5.   Rejection of FFELP Loans.

           (a)   If (i) the Seller and the Parent are unable to make or furnish the representations and warranties required to be made or furnished by them pursuant to this Loan Purchase Agreement as to a FFELP Loan or (ii) the Purchaser determines that either the Seller or the Parent is unable to fulfill one or more covenants or conditions of this Loan Purchase Agreement as to a FFELP Loan, or (iii) the Purchaser, in its reasonable judgment, deems that a FFELP Loan does not comply with the terms and conditions of this Loan Purchase Agreement or is not being delivered in compliance with such terms and conditions, or (iv) the Purchaser, in its reasonable judgment deems that a FFELP Loan is for any reason unacceptable to it, then the Purchaser may refuse to accept and pay for such FFELP Loan (or any substitute FFELP Loan offered by the Seller in lieu thereof).

          (b)   If the Purchaser rejects a FFELP Loan, any such FFELP Loan shall be returned to the Seller by registered mail (for repurchase pursuant to Section 6 if the FFELP Loan has previously been purchased by the Purchaser), together with a letter identifying each returned FFELP Loan and stating the basis for its return.

          The liability of the Purchaser in connection with the loss of or damage to any FFELP Loan to be returned to the Seller is limited to such loss or damage occurring as a result of its gross negligence or willful misconduct in handling or safekeeping FFELP Loans.

           Section 6.   Repurchase Obligation. If:

(a) any representation or warranty made or furnished by the Seller or the Parent in or pursuant to this Loan Purchase Agreement shall prove to have been materially incorrect;

           (b)   the Secretary of Education or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such FFELP Loan to the Purchaser by and through the Purchaser Trustee;

           (c)   on account of any circumstance or event that occurred prior to the sale of a FFELP Loan to the Purchaser by and through the Purchaser Trustee, a defense is asserted by a Borrower (or endorser, if any) of the FFELP Loan with respect to Borrower's obligation to pay all or any part of the FFELP Loan, and the Purchaser, in good faith, believes that the facts reported, if true, raise a reasonable doubt as to the legal enforceability of such FFELP Loan;

(d) a FFELP Loan is required to be repurchased pursuant to subsection 5(b); or

(e) the instrument which Seller purports to be a FFELP Loan is not, in fact, a FFELP Loan;

then the Seller may repurchase, or if the Seller does not so repurchase the Parent shall purchase, such FFELP Loan or purported FFELP Loan upon the request of the Purchaser by paying to the Purchaser 100% of the then outstanding principal balance of such FFELP Loan or purported FFELP Loan, plus any unamortized premium paid as a part of the purchase price and all interest accrued and unpaid on such FFELP Loan, plus 100% of the applicable Special Allowance Payments with respect to such FFELP Loan or purported FFELP Loan from the Loan Purchase Date to and including the date of repurchase, plus any amounts owed to the Secretary of Education with respect to the repurchased FFELP Loan or purported FFELP Loan.

           Section 7.   Notification to Borrowers. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Purchaser Trustee of the Seller's interest in such FFELP Loans and the Seller shall direct each Borrower to make all payments thereon directly to the Purchaser or as it may otherwise designate.

           Section 8.   Obligations To Forward Payments and Communications.

           (a)   The Seller shall promptly remit, or cause to be remitted, to the Purchaser all funds received by the Seller after the applicable Loan Purchase Date which constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments accrued after the applicable Loan Purchase Date with respect to any FFELP Loan.

           (b)   The Seller shall immediately transmit to the Purchaser any communication received by the Seller after the applicable Loan Purchase Date with respect to a FFELP Loan or the Borrower under such a FFELP Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

           Section 9.   Payment of Expenses and Taxes. Each party to this Loan Purchase Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Loan Purchase Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale and purchase of the FFELP Loans.

           Section 10.   Special Provisions Relating to Eligible Loans.

           (a)   The Seller hereby represents and warrants that each of the Seller and the Seller Trustee is transferring all of its right title and interest in the Eligible Loans to the Purchaser, that neither the Seller nor the Seller Trustee has assigned any interest in such Eligible Loans (other than security interests that have been released or ownership interests that it has reacquired) to any person other than the Purchaser, and that no prior holder of the Eligible Loans has assigned any interest in such Eligible Loans (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller and the Seller Trustee. Each of the Seller and the Seller Trustee hereby covenants that it shall not attempt to transfer to any other person any interest in any Eligible Loan assigned hereunder.

           (b)   If the arrangements with respect to the FFELP Loans hereunder shall constitute a loan and not a purchase and sale of such FFELP Loans, it is the intention of the parties hereto that this Loan Purchase Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted and does hereby grant to the Purchaser a first priority perfected security interest in all of Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the FFELP Loans.

           (c)    The Seller and the Seller Trustee hereby authorizes the Purchaser to file a UCC-1 financing statement identifying the Seller or the Seller Trustee as debtor and the Purchaser as secured party and describing the FFELP Loans sold pursuant to this Agreement. The preparation or filing of such UCC-l financing statement is solely for additional protection of the Purchaser's interest in the FFELP Loans and shall not be deemed to contradict the express intent of the parties to this Loan Purchase Agreement that the transfer of FFELP Loans under this Agreement is an absolute assignment of such FFELP Loans and is not a transfer of such FFELP Loans as security for a debt.

           Section 11.   Other Provisions.

           (a)   The Seller shall, at its or the Parent's expense, execute, or cause to be executed, all other documents and take, or cause to be taken, all other steps as may be requested by the Purchaser or the Purchaser Trustee from time to time to effect the sale hereunder of the FFELP Loans.

           (b)   This Loan Purchase Agreement, including the Exhibits hereto, sets forth the entire understanding among the parties hereto as to the subject matter set forth herein. The provisions of this Loan Purchase Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

(c) This Loan Purchase Agreement shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

(d) All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.

(e) This Loan Purchase Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

           (f)   If any provision of this Loan Purchase Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Loan Purchase Agreement or any part hereof.

           (g)   All notices, requests, demands or other instruments which may or are required to be given by either party to the other shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 48 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, by overnight courier, or by telecopy, addressed as follows:

         If to the Purchaser:

[Purchaser] [Address] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

          with a copy to:

[Delaware Trustee] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

          with a copy to the Purchaser Trustee at:

[Insert Trustee] [Address] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

           If to the Seller:

[Purchaser] [Address] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

          with a copy to the Seller Trustee at:

[Insert Trustee] [Address] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

          [If to the Parent:

[Insert Name] [Address] [Address] Attention: ____________ Telephone: ____________ Facsimile: ____________

Any party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.

(h) This Loan Purchase Agreement may not be terminated by either party hereto except in the manner and with the effect herein specifically provided for.

(i) This Loan Purchase Agreement shall not be assignable by the Seller, in whole or in part, without the prior written consent of the Purchaser.

           (j)   No remedy by the terms of this Loan Purchase Agreement conferred upon or reserved to the Purchaser is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Purchase Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction) or by statute on or after the date of this Loan Purchase Agreement.

           (k)   Acts to be taken by the Purchaser with respect to acquiring and holding title to FFELP Loans hereunder shall be taken by the Purchaser Trustee, which qualifies as an "eligible lender" trustee under the Higher Education Act, as directed by the Purchaser, and all references herein to the Purchaser shall incorporate by this reference the fact that the Purchaser Trustee will be acquiring and holding title to FFELP Loans on behalf of the Purchaser, all as required under the Higher Education Act.

           (l)   The parties hereto acknowledge that credit providers of the Purchaser, through an indenture or other financing arrangement, shall be third party beneficiaries of this Loan Purchase Agreement with the power and right to enforce the provisions thereof, and any such credit providers may become an assignee of the Purchaser. The foregoing creates a permissive right on the part of such third party beneficiaries, and such third party beneficiaries shall be under no duties or obligations hereunder.

           (m)   [It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by [Delaware Trustee] ("___"), not individually or personally but solely as Delaware Trustee of ____________ (the "Issuer"), in the exercise of the powers and authority conferred and vested in it as Delaware Trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by ___ but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on ___, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall ___ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other document.]

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

_________________

By: ____________,
as Sole Economic Member

By: __________________________________
       Name:
       Title:

[Purchaser]

[By: [Delaware Trustee],
not in its individual capacity but solely as
Delaware Trustee

By: __________________________________
       Name:
       Title:]

[INSERT TRUSTEE], not in its individual
capacity but solely as Seller Trustee
and Purchaser Trustee

By: __________________________________
       Name:
       Title:

[Parent]

By: __________________________________
       Name:
       Title:

EXHIBIT A TO FFELP LOAN PURCHASE AGREEMENT

LOAN TRANSFER CERTIFICATE

          This Loan Transfer Certificate (the "Certificate") is made and entered into as of the ___ day of ________, _____, by and among ____________, a ____________ (the "Purchaser") acting by and through [Insert Trustee], not individually but solely as eligible lender trustee under the Purchaser Trust Agreement (the "Purchaser Trustee"), ____________, a ____________ (the "Seller") acting by and through [Insert Trustee], not individually but solely as eligible lender trustee under the Seller Trust Agreement (the "Seller Trustee"), [and ____________, a ____________ (the "Parent").]

          WHEREAS, the parties hereto entered into that FFELP Loan Purchase Agreement dated as of ____ __, 20__ (the "Loan Purchase Agreement"), and the Seller wishes to sell a portfolio of Eligible Loans to the Purchaser, pursuant to and in accordance with the terms and conditions of the Loan Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1.	Definitions. All capitalized terms in this Certificate shall have the same meanings given to them in the Loan Purchase Agreement, unless otherwise specifically stated herein.

2.

Purchase of Eligible Loans. Subject to the terms and conditions of the Loan Purchase Agreement and in reliance upon the representations, warranties and covenants as set forth in the Loan Purchase Agreement, the Seller and the Seller Trustee agree to sell to the Purchaser Trustee, as trustee under the Purchaser Trust Agreement on behalf of the Purchaser, a portfolio of Eligible Loans identified in the Loan Transfer Schedule attached hereto, having an aggregate outstanding principal balance of approximately $__________ (the "Current Purchase Portfolio").

3.

Purchase Price. Subject to the terms and conditions of the Loan Purchase Agreement, the Purchaser agrees to purchase the Eligible Loans in the Current Purchase Portfolio at a purchase price equal to the sum of (i) ______% (for subsequent portfolios of Eligible Loans, the percentage shall be ______%, or such higher percentage as shall satisfy the Rating Agency Condition) of the aggregate unpaid principal balance thereon plus (ii) ______ of the accrued and unpaid borrower interest thereon, each as of the Loan Purchase Date set forth in Section 4 hereof plus (iii) the entire amount of any origination fee which is authorized to be charged by the Higher Education Act with respect to the FFELP Loan being sold.

4.	Loan Purchase Date. The Loan Purchase Date shall be no later than ____ __, _____.

5.

Effect on Loan Purchase Agreement. This Certificate sets forth the terms of purchase and sale solely with respect to the Current Purchase Portfolio. This Certificate shall have no effect upon any other sale or purchase of any Eligible Loans consummated or contemplated prior to or after the Loan Purchase Date, and all other terms, conditions and agreements contained in the Loan Purchase Agreement shall remain in full force and effect. Prior or subsequent purchases and sales of Eligible Loans shall each be governed by a separate Loan Transfer Certificate.

6.

Conveyance. The Seller and Seller Trustee do hereby grant, sell, assign, transfer and convey to the Purchaser Trustee on behalf of the Purchaser and its successors and assigns, all right, title and interest of the Seller and Seller Trustee in and to the following:

•	The loans described in Annex I attached hereto (the "Loans"), including the guarantee of the Loans issued by a guarantee agency pursuant to the Federal Family Education Loan Program (20 U.S.C. § 1071 et seq.);

•	All promissory notes and related documentation evidencing the indebtedness represented by such Loans; and

•	All proceeds of the foregoing including, without limitation, all payments made by the obligor thereunder or with respect thereto, all guarantee payments made by any guarantee agency with respect thereto, and all interest benefit payments and special allowance payments with respect thereto made under Title IV, Part B, of the Higher Education Act of 1965, as amended, and all rights to receive such payments, but excluding any proceeds of the sale made hereby.

7.

Blanket Endorsement. Seller, by execution of this Certificate, hereby endorses each promissory note purchased by the Purchaser Trustee or Purchaser. This endorsement is in blank, unrestricted form and is without recourse, except as provided in the Agreement. All right, title, and interest of Seller and Seller Trustee in and to the promissory notes and related documentation identified in the attached loan ledger are transferred and assigned to Purchaser Trustee on behalf of the Purchaser. This endorsement may be effected by attaching this Certificate or a copy hereof to any of the Notes and related documentation acquired by the Purchaser Trustee on behalf of the Purchaser from Seller and Seller Trustee, or by attaching this Certificate to the loan ledger schedule, as the Purchaser may require or deem necessary.

8.

Representations and Warranties. Each of the Seller, the Parent and the Purchaser hereby reconfirms all the representations and warranties set forth in the Loan Purchase Agreement as of the Loan Purchase Date. The Seller further certifies that the following documents, where applicable to each FFELP Loan (as defined in the Agreement) acquired under the Agreement, have heretofore been furnished to the Purchaser or are simultaneously herewith delivered in accordance with the instructions of the Purchaser, pursuant to subsection 4(d) of the Agreement:

Department of Education application or Guarantee Agency
     application, as supplemented;
Interim note(s) for each Loan that is not an Eligible Loan;
Payout note(s) for each Loan that is not an Eligible Loan;
Disclosure and Loan information statement;
Guarantee Agreement, Agreement for Participation in the
     Guaranteed Loan Program and Notification of Loan
     Approval by the Guarantee Agency with respect to each
     Guaranteed Loan (or certified copy thereof);
Any other documentation held by the Seller relating to the
     history of such Eligible Loan;
Secretary of Education and Guarantee Agency Loan
     Transfer Statements;
Uniform Commercial Code financing statement, if any,
     securing any interest in an Eligible Loan to be
     Financed, and an executed termination statement related
     thereto;
Evidence of Loan disbursement; and
Any other document required to be submitted with a claim
     to the Guarantee Agency.

          IN WITNESS WHEREOF, the parties hereto have caused this Certificate to be duly executed by their respective officers hereunto duly authorized, as of the date first above written.

[Purchaser]

[By: [Delaware Trustee],
    not in its individual capacity buy solely as
    Delaware Trustee

By: __________________________________
       Name:
       Title:

_________________

By: ____________, as
      Sole Economic Member

By: __________________________________
       Name:
       Title:

[INSERT TRUSTEE], not in its individual
capacity but solely as Seller Trustee
and Purchaser Trustee

By: __________________________________
       Name:
       Title:

_________________

By: __________________________________
       Name:
       Title:

ANNEX I

List of Transferred Loans

[Please contact ____________ for a list of the transferred loans]

EXHIBIT B TO FFELP LOAN PURCHASE AGREEMENT

REPRESENTATIONS, WARRANTIES,

COVENANTS AND AGREEMENTS OF SELLER AND PARENT

           A.   Any information furnished by the Seller to the Purchaser, or the Purchaser's agents with respect to a FFELP Loan, including the Loan Transfer Schedule attached to the Loan Transfer Certificate, is true, complete and correct in all material respects.

           B.   The amount of the unpaid principal balance of each FFELP Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any FFELP Loan which can be asserted and maintained or which, with notice, lapse of time or the occurrence or failure to occur of any act or event could be asserted and maintained by the Borrower against the Purchaser Trustee or the Purchaser as assignee thereof. The Seller shall have taken all reasonable actions to assure that no maker of a FFELP Loan has or may acquire a defense to the payment thereof. No FFELP Loan carries a rate of interest less than, or in excess of, the applicable rate of interest required by the Higher Education Act. If the Higher Education Act permits sellers to charge an interest rate less than the applicable rate of interest, no FFELP Loan purchased hereunder bears interest at a rate lower than the applicable rate of interest; provided, however, that the Purchaser may approve, in its sole discretion, in writing, interest reductions which are part of a borrower repayment incentive program of Seller, the terms of which have been fully described in detail and in writing to the Purchaser.

           C.   Each FFELP Loan has been duly executed and delivered and constitutes the legal, valid and binding obligations of the maker (and the endorser, if any) thereof, enforceable in accordance with its terms.

           D.   Each FFELP Loan complies in all respects with the requirements of the Higher Education Act and is an Eligible Loan, as that term is defined in the Agreement.

           E.   The Seller or Seller Trustee has applied for and received the Secretary of Education's or a Guarantee Agency's designation, as the case may be, as an "Eligible Lender" under the Higher Education Act, and the Seller or the Seller Trustee has entered into all agreements required to be entered into for participation in the Federal Family Education Loan Program under the Higher Education Act.

           F.   The Seller and the Seller Trustee on behalf of Seller is the sole owner and holder of each FFELP Loan and has full right and authority to sell and assign the same free and clear of all liens, claims or encumbrances; no FFELP Loan has been pledged or assigned for any purpose; and each FFELP Loan is free of any and all liens, claims, encumbrances and security interests of any description.

           G.   Each FFELP Loan is Guaranteed; such Guarantee is in full force and effect, is freely transferable as an incident to the sale of each FFELP Loan; all amounts due and payable to the Secretary of Education or a Guarantee Agency, as the case may be, have been or will be paid in full by the Seller, and none of the FFELP Loans has at any time been tendered to either the Secretary of Education or any Guarantee Agency for payment.

           H.   Each FFELP Loan was made in compliance with all applicable local, state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

           I.   Each of the Seller and the Parent has, and its officers acting on its behalf have, full legal authority to engage in the transactions contemplated by the Agreement; the execution and delivery of the Agreement, the consummation of the transactions herein contemplated and compliance with the terms, conditions and provisions of the Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the limited liability company agreement or articles of incorporation of the Seller or the Parent, as the case may be, or any agreement or instrument to which the Seller or the Parent, as the case may be, is a party or by which it is bound or constitute a default thereunder; neither the Seller nor the Parent is a party to or bound by any agreement or instrument or subject to any charter or other corporate restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller or the Parent, as the case may be, to perform its obligations under the Agreement and the Agreement constitutes a valid and binding obligation of the Seller and the Parent enforceable against each in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and no consent, approval or authorization is required in connection with the consummation of the transactions herein contemplated, except for those that have been obtained.

           J.   Each of the Seller and the Parent is duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of organization and has the power and authority to own its assets and carry on its business as now being conducted.

           K.   With respect to all Eligible Loans being acquired, a Guarantee Agreement is in effect with respect thereto and is valid and binding upon the parties thereto in all respects material to the security of the bonds and/or notes issued by the Purchaser to finance the FFELP Loans.

           L.   Each FFELP Loan is evidenced by an executed promissory note (which may be in electronic form), which note is a valid and binding obligation of the Borrower, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting creditors' rights.

           M.   The amount of the unpaid principal balance of each FFELP Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any such FFELP Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the Borrower against the Purchaser as assignee thereof.

           N.   No FFELP Loan has a payment that is more than 90 days overdue.

           O.   All loan documentation shall be delivered to a custodian prior to payment of the purchase price of such FFELP Loan.

           P.   Each FFELP Loan is accruing interest (whether or not such interest is being paid currently, either by the Borrower or the Secretary of Education, or is being capitalized).

           Q.   Each FFELP Loan constitutes an "instrument" within the meaning of the applicable Uniform Commercial Code.

           R.   Other than pursuant to the Agreement or for liens being released on or prior to the date hereof, neither the Seller nor the Seller Trustee has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the FFELP Loans. Neither the Seller nor the Seller Trustee has authorized the filing of and neither the Seller nor the Parent is aware of any financing statements against the Seller or the Seller Trustee that include a description of collateral covering the FFELP Loans other than any financing statement relating to transfer of the FFELP Loans pursuant to the Agreement. Neither the Seller nor the Parent is aware of any judgment or tax lien filings against the Seller.

           S.   None of the FFELP Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Purchaser.

           T.    The Seller has reported the amount of origination fees, if any, authorized to be collected with respect to a FFELP Loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the Seller has made any refund of an origination fee collected in connection with any FFELP Loan which may be required pursuant to the Higher Education Act.